Exhibit 99.2

       Alaska Communications Appoints Gary R. Donahee to Board;
Telecommunications Veteran Brings Sales and General Management Expertise

    ANCHORAGE, Alaska--(BUSINESS WIRE)--Feb. 23, 2005--Alaska Communications Systems Group, Inc. ("ACS") (Nasdaq:ALSK) today announced it has appointed telecommunications industry veteran Gary R. Donahee, 58, to its board of directors, increasing board membership to ten.
    "I am delighted to welcome Gary to the board of ACS," said Liane Pelletier, ACS president and chief executive officer. "Gary's extensive sales and marketing experience in the telecom industry will be a tremendous asset to ACS as we continue to drive our customer-focused growth strategy. In addition, we look forward to Gary's keen insights in general management, operations and human resources as we deliver on the promise of continuous improvement."
    Donahee has over 30 years telecommunications industry experience and spent 16 years in senior management positions around the world at Nortel Networks, most recently as executive vice president and president of the Americas from 1999 to 2003. He served as senior vice president and president, Carrier Networks for Nortel for Europe, the Middle East and Africa and in a similar capacity for the Caribbean and Latin America region. Donahee also served as senior vice president, corporate human resources for Nortel from 1989-93 and was responsible for 60,000 employees in 42 countries. In addition to Nortel Networks, he held senior executive positions in human resources at Northern Telecom and Bell-Northern Research Corporation. Mr. Donahee holds a Bachelor of Education degree in Education from the University of New Brunswick and he presently serves on the boards of Voice Mobility International, Voice Age Networks and Epygi in addition to an advisory board capacity with Anyware Group and Axiowave Networks Inc.
    At various times, Donahee has also served on the board of directors for Advanced Network Systems, the American Heart Association, the March of Dimes, George Washington University's MBA Program, the International Mathematics Olympiad, Bell Canada International Inc., Southern Methodist University and the University of Texas/Dallas MBA Program, the United Way, Prism Systems and the Conference Board of Canada.

    About Alaska Communications Systems

    ACS is the leading integrated communications provider in Alaska, offering local telephone service, wireless, long distance, data, and Internet services to business and residential customers throughout Alaska.

    Safe Harbor Statement

    Statements about future results and other expectations constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on current expectations and the current economic environment. The company cautions that these statements are not guarantees of future performance. Actual results may differ materially from those expressed or implied in the forward-looking statements. A number of factors in addition to those discussed herein could cause actual results to differ materially from expectations. The company's financial planning is affected by business and economic conditions and changes in customer order patterns. Any projections are inherently subject to significant economic and competitive uncertainties and contingencies, many of which are beyond the control of ACS. Important assumptions and other important factors, including risk factors, which could cause actual results to differ materially from those in the forward-looking statements, are specified in the company's Form 10-K for the year ended December 31, 2003 and other filings with the SEC. The company undertakes no obligation to update forward-looking statements, whether as a result of new information, future events, or otherwise.

    CONTACT: Alaska Communications Systems
             Mary Ann Pease, 907-297-3000
             mpease@acsalaska.com
               or
             Lippert/Heilshorn & Associates (for ACS Investors)
             Kirsten Chapman and David Barnard, CFA, 415-433-3777 david@lhai-sf.com